UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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HEXCEL CORPORATION

(Name of Registrant as Specified In Its Charter)

O.S.S. CAPITAL MANAGEMENT LP

OSCAR S. SCHAFER & PARTNERS I LP

OSCAR S. SCHAFER & PARTNERS II LP

O.S.S. OVERSEAS FUND LTD.

O.S.S. ADVISORS LLC

SCHAFER BROTHERS LLC

OSCAR S. SCHAFER

PETER J. GRONDIN

EDWARD A. BLECHSCHMIDT

TIMOTHY D. LEULIETTE

JOACHIM V. HIRSCH

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OSS CAPITAL ASSERTS REPORTED JOINT VENTURE INVOLVING HEXCEL COMPETITORS COULD PUT HEXCEL PROFIT MARGINS AT FURTHER RISK

HEXCEL SHAREHOLDERS ARE URGED TO VOTE FOR DIRECTOR NOMINEES PROPOSED BY OSS CAPITAL

NEW YORK, NY, May 5, 2008 -- OSS Capital Management LP (“OSS Capital”), which together with affiliates beneficially owns approximately 5.3 million common shares of Hexcel Corporation (NYSE: HXL), representing over 5.5% of the Company’s outstanding shares, today noted that, according to a Bloomberg news report dated May 4, 2008, Hexcel competitors Toray Industries, Teijin Ltd., and Mitsubishi Rayon will set up a joint venture next year to mass produce recycled carbon fibers to be used in aircraft, among other things. The cost of the carbon fiber offered by the joint venture should be at a 30% discount to new carbon fiber prices.

OSS Capital said, “The establishment of this joint venture, which involves Hexcel’s direct competitor Toray Industries, increases the importance and urgency for Hexcel to improve its margins in its composite business. As we have made clear in our presentation to Hexcel shareholders (which can be found at http://www.sec.gov/Archives/edgar/data/717605/

000090266408001818/p08-0872dfan14a.htm), and, as Hexcel itself gives extensive recognition to in its shareholder presentation, Hexcel’s margins are low and need to be improved. Without margin improvement, Hexcel will not have the necessary capital to compete against the serious strategic challenges that such a joint venture and other competitive threats will present.

Hexcel needs a better qualified Board of Directors to work with management to build Hexcel’s global competitiveness and, in turn, shareholder value. Hexcel’s present Board and its nominees do not have the industrial global expertise or proven track record of shareholder value enhancement that is offered by the three director nominees OSS Capital is proposing- Ed Blechschmidt, Joachim “Jake” Hirsch, and Tim Leuliette. These three director nominees have the experience to work with Hexcel management to put in place a plan to improve margins and counter strategic threats from competitors such as the reported joint venture. They are committed to maximizing Hexcel’s value for all shareholders.

Hexcel shareholders are urged to Vote the White proxy card for the election of Messrs. Blechschmidt, Hirsch, and Leuliette to the Hexcel Board of Directors.

Contacts:

Media	Investors
Jeremy Fielding/Robert Siegfried	Laurie Connell
Kekst and Company	MacKenzie Partners, Inc.
(212) 521-4800	(212) 929-5500